Exhibit 99.1

Transocean Inc. Post Office Box 2765 Houston TX 77252 2765

Analyst Contact:	Gregory S. Panagos	News Release
713-232-7551

Media Contact:	Guy A. Cantwell	FOR RELEASE: October 31, 2008
713-232-7647

TRANSOCEAN INC. TO HOLD SHAREHOLDERS’ MEETING

TO VOTE ON PROPOSED CHANGE OF PLACE OF INCORPORATION

HOUSTON – Transocean Inc. (NYSE: RIG) announced today that it will hold a meeting of its shareholders on December 8, 2008, in connection with the proposal to move the place of incorporation of its group holding company from the Cayman Islands to Switzerland (the “Transaction”). Transocean’s shareholders will be asked to vote in favor of the Transaction at the meeting. If the requisite approval of the shareholders is received for the Transaction, then, in accordance with Cayman Islands law, the Grand Court of the Cayman Islands will hold a hearing, at which shareholders may appear and be heard, on December 16, 2008, to approve the Transaction. The Transaction is expected to close as soon as practicable following court approval.

The shareholders’ meeting will be held at the Sheraton Nassau Beach Resort in Nassau, Bahamas, at 3:00 p.m. local time (2:00 CST/3:00 EST) on December 8, 2008.

A definitive proxy statement for the shareholders’ meeting was filed with the Securities and Exchange Commission (SEC) earlier today and is expected to be mailed on or about November 5, 2008 to all shareholders of Transocean Inc. as of October 27, 2008, the record date for the shareholders’ meeting.

Transocean will, upon completion of the Transaction, continue to be subject to SEC reporting requirements, and Transocean’s shares will continue to be listed exclusively on the New York Stock Exchange under the symbol “RIG.”

In connection with the Transaction, Transocean expects to relocate its principal executive offices and 14 officers to Geneva (the Transaction and the relocation referred to together in this news release as the “Redomestication”). Additional information on the Redomestication, including associated benefits and risks, is contained in the definitive proxy statement of Transocean filed with the SEC and dated October 31, 2008.

About Transocean

Transocean Inc. is the world’s largest offshore drilling contractor and the leading provider of drilling management services worldwide. With a fleet of 137 mobile offshore drilling units plus 10 announced ultra-deepwater newbuild units, the company’s fleet is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. The company owns or operates a contract drilling fleet of 39 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment semisubmersibles and drillships), 29 Midwater Floaters, 10 High-Specification Jackups, 55 Standard Jackups and other assets utilized in the support of offshore drilling activities worldwide. Transocean Inc.’s ordinary shares are traded on the New York Stock Exchange under the symbol “RIG.” For more information about Transocean, please visit www.deepwater.com.

Forward-Looking Statements

Statements included in this news release regarding the consummation of the Redomestication, benefits, timing and effects of the Redomestication, offices and operations and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties including, but not limited to, shareholder and court approvals, actions by regulatory authorities or other third parties, delays, costs and difficulties related to the Redomestication, market conditions, availability of credit, receipt of waivers from the company’s lenders under its current credit agreements in connection with the Redomestication, the company’s financial results and performance and other factors detailed in risk factors and elsewhere in the company’s definitive proxy statement dated October 31, 2008, Annual Report on Form 10-K for 2007 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and its other filings with the SEC. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Important Additional Information Regarding the Redomestication Has Been Filed with the SEC

In connection with the proposed Redomestication, Transocean has filed with the SEC a definitive proxy statement dated October 31, 2008. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE REDOMESTICATION AND TRANSOCEAN. Investors and security holders will be able to obtain a free copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Security holders and other interested parties may also obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Transocean, 4 Greenway Plaza, Houston, Texas 77046, telephone 713-232-7694.

Transocean and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the Redomestication. Information about these persons is set forth in Transocean’s definitive proxy statement filed with the SEC and dated October 31, 2008. Shareholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of Transocean’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the Redomestication, which will be filed with the SEC.

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